EXHIBIT 10.27

                          PLEDGE AND SECURITY AGREEMENT


From ("Debtors"): SUMMO USA CORPORATION, a Colorado corporation ("SUMMO"), whose chief executive office is at 1776 Lincoln Street, Suite 900, Denver, Colorado 80203 and LISBON VALLEY MINING CO. LLC, a Utah limited liability company (the "LLC"), whose chief executive office is at 1776 Lincoln Street, Suite 900, Denver, Colorado 80203.

To ("Secured Party"):      ST. MARY MINERALS INC., a Colorado corporation, whose
                           address is 1776 Lincoln Street,  Suite 1100,  Denver,
                           Colorado 80203.

(A)   Grant of Security Interest.

         In consideration of financial accommodations given or to be given or continued by Secured Party to Debtors and Summo Minerals Corporation, Debtors hereby pledge, assign and grant to Secured Party a security interest in the following collateral ("Collateral"):

         1. All of Summo's right, title and interest (whether certificated or uncertificated and whether now existing or hereafter acquired and wherever located) in and to the LLC (including, without limitation, Summo's membership interest in the LLC) and all dividends and distributions on and all rights to payments and all other rights in connection with such LLC interest and all proceeds thereof (collectively, the "LLC Interest"); and

         2. All of the LLC's right, title and interest (whether now existing or hereafter acquired and wherever located) in and to (a) all leasehold, possessory, exploration, development, oil, gas, mineral and mining rights and claims and all leases and other interests, rights and claims of any kind or nature whatsoever of the LLC with respect to the properties located in San Juan County, Utah (the "Utah Properties") which are described on Exhibit A attached hereto and by this reference incorporated herein, (b) all of the LLC's accounts, accounts receivable, equipment, fixtures, leasehold rights and improvements, contract rights and agreements, general intangibles, chattel paper, instruments, documents and documents of title with respect to, located at, used in connection with or in way related to the Utah Properties, (c) all insurance proceeds of or relating to any of the foregoing, (d) all books, records, computer programs and data relating to any of the foregoing, and (e) all accessories and additions to, substitutions for and replacements, products and proceeds of, any of the foregoing; to secure payment and performance of all of Summo's and Summo Minerals Corporation's present and future debts and obligations ("Debt") to Secured Party under that certain Convertible Promissory Note dated effective as of October 1, 1997 ("Note") payable to Secured Party in the principal amount

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               of $2,950,000  by Summo and Summo  Minerals  Corporation.  Unless
               otherwise defined herein, words used in this Agreement shall have the meanings given them in the Uniform Commercial Code.

(B) Debtors' Representations and Agreements. Debtors warrant, represent and agree that:

         1. Summo will immediately pay: (a) any Debt when due; (b) Secured Party's costs of collecting the Debt, of realization on any Collateral, and any expenditure of Secured Party pursuant hereto, including attorneys' fees and expenses, with interest from date of expenditure at the maximum rate provided for by the Note; and
               (c) any deficiency after realization on Collateral with interest from date of expenditure at the maximum rate provided for by the Note.

         2. Subject to (a)the rights of Lisbon Copper Ltd. under that certain Second Amendment of Option Agreement dated December 4, 1997, (b) the rights of the lessors of the leases included in the Collateral and (c) the paramount rights of the United States, one or both of the Debtors own all Collateral absolutely and there are no other liens or encumbrances on the Collateral and no other person has or claims any interest in any Collateral except as previously approved in writing by Secured Party. Nothing in this Section (B)(2), however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a discovery of minerals. Debtors will defend any proceeding which may affect title to or Secured Party's security interest in any Collateral, and will indemnify Secured Party for all costs and expenses of Secured Party's defense. The Collateral will not be used in violation of any applicable statutes, regulations, ordinances or laws.

         3. Summo shall promptly endorse, in blank, each and every instrument constituting the LLC Interest by signing a separate assignment or other document of transfer, if and when required by Secured Party, and will at any time or times hereafter perform such other acts as Secured Party may request to establish, maintain, perfect and enforce its security interest in the Collateral.

         4. Debtors will keep the tangible Collateral, or cause it to be kept at the Utah Properties or at their address set forth above. Debtors will give Secured Party prompt written notice of any change of location of the Collateral and of any change of any Debtor's chief executive office or name. The Collateral is used or bought primarily for use in business.

         5. Debtors will pay when due all existing and future charges, liens and encumbrances on and all taxes and assessments now or hereafter levied or imposed on or affecting the Collateral.

         6. Debtors at their expense at all times shall insure the Collateral against loss or damage from such casualties as Secured Party may require, with such insurance company or companies as may be satisfactory to Secured Party, with loss payable to Secured Party. Secured Party may apply any such insurance proceeds to any of the Debt, whether or not then due and payable.

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         7.    Debtors will provide Secured Party with any information regarding the Collateral or Debtors which Secured Party may request from time to time. All information at any time supplied to Secured Party by Debtors (including, but not limited to, the value and
               condition  of   Collateral,   financial   statements,   financing
               statements, and statements made in documentary Collateral), is and shall be correct and complete when given, and Debtors will notify Secured Party of any adverse change in such information.

         8. Secured Party is irrevocably appointed each Debtor's attorney-in-fact to do any act which either Debtor is obligated hereby to do, to exercise such rights as either Debtor might exercise, to use such equipment as either Debtor might use, to enter either Debtor's premises to give notice of Secured Party's security interest in, and to collect Collateral and proceeds and to execute and file in each Debtor's name any financing statements and amendments thereto required to perfect Secured Party's security interest hereunder, all to protect and preserve the Collateral and Secured Party's rights hereunder. Secured Party may: (a) Endorse, collect and receive delivery or payment of instruments and documents constituting Collateral; (b) Make extension agreements with respect to or affecting Collateral, exchange it for other Collateral, release persons liable thereon or take security for the payment thereof, and compromise disputes in connection therewith; (c) Use or operate Collateral for the purpose of preserving Collateral or its value and for preserving or liquidating Collateral.

         9. Discharge of any Debtor or other obligor of the Debt ("Obligor") except for full payment, or any extension or forbearance for the benefit of any Debtor or Obligor, or any impairment or suspension of Secured Party's rights against a Debtor or Obligor, shall not affect the liability of or Secured Party's rights or remedies against any other Debtor or Obligor or the Collateral. Until the Debt shall have been paid or performed in full, Secured Party's rights shall continue notwithstanding any change of rate of interest, or acceptance, release or substitution of Collateral or any transfer of a Debtor's interest to another, or any bar of rights or remedies by statutes of limitation or otherwise. Debtors waive (a) any right to require Secured Party to pursue any remedy; (b) presentment, protest and notice of protest, sale, and advertisement of sale; (c) any right to the benefit of or to direct the application of any Collateral until the Debt shall have been paid; and (d) any right of subrogation to Secured Party until all Debt shall have been paid or performed in full.

(C)  Defaults and Remedies; Non-waiver.

         1. Each of the following shall constitute a default: (a) Any "Event of Default" as defined in the Note; (b) Failure of any Debtor or Summo Minerals Corporation to perform or comply with any agreement, condition or provision in this agreement, the Note or any other instrument or document between either Debtor, Summo Minerals Corporation, Secured Party or St. Mary Land & Exploration Company; (c) Any adverse change in any Debtor's or Obligor's financial condition which in Secured Party's judgment impairs the prospect of payment or performance; (d) Any actual or

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               reasonably anticipated  deterioration of the Collateral or in the market price thereof which causes it in Secured Party's judgment to become unsatisfactory as security.

         2. Upon any default hereof, at Secured Party's sole option, without demand or notice, all or any part of the Debt shall immediately become due. Secured Party shall have all rights provided by this agreement or provided by law, including the Uniform Commercial Code, and may sell Collateral in one or more sales or exercise its self- help right to repossess the Collateral. At Secured Party's option, any such sale may be conducted in any locality where Secured Party or any Debtor has an office. Sales for cash or on credit to a wholesaler, retailer or user of the Collateral, or at public or private auction, shall all be deemed commercially reasonable. Secured Party may require either Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to the parties. Secured Party's acceptance of partial or delinquent payments or failure of Secured Party to exercise any right or remedy at any time shall not waive any obligation of any Debtor or Obligor, or any right or remedy of Secured Party, or modify this agreement, or waive any other similar default.

(D)  General Provisions.

         1. On transfer of all or any part of the Debt, Secured Party may transfer all or any part of the security interest in the Collateral. Secured Party may deliver all or any part of the Collateral to any Debtor at any time. Any such transfer or delivery shall discharge Secured Party from all liability and responsibility with respect to such Collateral transferred or delivered. This agreement benefits Secured Party's successors and assigns and binds each Debtor's successors and assigns. Each Debtor agrees not to assert against any assignee of Secured Party any claim or defense it may have against Secured Party. Time is of the essence. Debtors will execute any additional agreements, assignments or documents which Secured Party reasonably may request to effectuate this agreement or perfect any rights or interests, including, without limitation, any mortgage or deed of trust with respect to the Utah Property.

         2.    Captions,   titles  and  section  and  paragraph  divisions  and
               arrangements in this agreement and in any instruments and documents heretofore or hereafter made or executed are for convenience and for reference only, and shall not affect the meaning, interpretation or construction thereof. Whenever the context so requires the singular number shall include the plural and the plural shall include the singular, as applicable.

         3. This agreement shall be governed by and construed in accordance with the laws of the State of Colorado.


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         Dated this 23rd day of November, 1998.

                                    DEBTORS:      SUMMO MINERALS CORPORATION,
                                                  a British Columbia corporation



                                         By:  /s/ GREGORY A. HAHN
                                              --------------------
                                              Gregory A. Hahn, President and CEO



                                            LISBON VALLEY MINING CO. LLC,
                                            a Utah limited liability company


                                         By:      Summo USA Corporation,
                                                  its Managing member


                                         By: ___________________________________
                                             Gregory A. Hahn, President and CEO

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